UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

Commission file number: 001-33225

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2122 York Road, Oak Brook, IL	60523
(Address of principal executive offices)	(Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 6, 2017, Great Lakes Dredge & Dock Corporation (the “Company” or “Great Lakes”) issued a press release providing a business update.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 are furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing of the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 6, 2017, the Company committed to a plan to reduce overhead, retire certain underperforming and underutilized assets and close out the Company’s Brazilian operations.  This plan was the result of extensive analysis regarding the Company’s portfolio composition and asset utilization, as a result of which the Company identified the need to create the capital capacity necessary to continue the renewal of our fleet in pursuit of strategic future growth.  The Company expects the majority of these activities to occur and the associated expenses to be recognized in the third quarter and fourth quarter of 2017, although some may continue in the first quarter and second quarter of 2018.  However, the Company’s ability to execute on this plan in full will be dependent in part on the receipt of consent from the Company’s lenders for certain related asset sales, retirements and other restructuring activities.

These actions are expected to result in a restructuring charge of approximately $42-47 million, including approximately $2 million related to severance costs, $30 million related to asset retirements and $12 million related to spare parts and other asset write-offs.  The Company expects approximately $3 million of these costs to result in cash expenditures, which are net of proceeds on asset sales.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears prior to the signature page of this report and is incorporated by reference herein.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K may constitute "forward-looking" statements as defined in Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. These statements include, but are not limited to, our statements regarding the likelihood of realizing, and amount of, expected restructuring charges to be realized in connection with the restructuring activities described in this Form 8-K.  The restructuring may not occur to the extent described herein if, among other factors, our lenders do not approve the related asset retirements, sales and certain other restructuring activities.  In addition, numerous other factors may limit the extent to which the anticipated benefits are realized.  Statements regarding expectations regarding the Charleston II port deepening project, the Boston Harbor port deepening project and other coastal protection bid opportunities are also “forward looking” statements within the meaning of the Exchange Act.  These statements may likewise turn out to not come to fruition if our expectations regarding such projections turn out to be incorrect.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events.

Although Great Lakes believes that its plans, intentions and expectations reflected in this Form 8-K are reasonable, actual events could differ materially. The forward-looking statements contained in this Form 8-K are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated October 6, 2017 providing a business update.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

Date: October 6, 2017	By:	/s/ MARK W. MARINKO
Mark W. Marinko
Senior Vice President and Chief Financial Officer

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